UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

Cavco Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 256-6263

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 14, 2009, Cavco Industries, Inc., a Delaware corporation (the “Corporation”), announced its financial results for its fiscal fourth quarter and fiscal year ended March 31, 2009. A copy of the Corporation’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated in this Item 2.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2009, the Board of Directors (the “Board”) of the Corporation awarded Daniel L. Urness, the Corporation’s Chief Financial Officer, a cash bonus of $36,000 based upon the Compensation Committee’s evaluation of his performance for the fiscal year ended March 31, 2009 (“FY 2009”). In addition, on May 12, 2009, the Compensation Committee provided Mr. Urness with an opportunity to earn an additional cash bonus up to $24,000 in respect of FY 2009, any such amount to be paid at the discretion of the Board based upon a performance evaluation to be conducted by the Compensation Committee. This evaluation is expected to be conducted on or before May 19, 2009 and will be based upon any performance factors that the Compensation Committee deems appropriate at that time.

The bonus amounts described above supersede the Chief Financial Officer Incentive Compensation Plan for Fiscal Year 2009, which was previously disclosed in the Corporation’s Form 8-K filed on July 14, 2008.

Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press Release dated May 14, 2009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Daniel L. Urness
	Name:	Daniel L. Urness
	Title:	Chief Financial Officer

Date: May 14, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 14, 2009